UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022 (March 15, 2022)

VERITIV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36479	46-3234977
(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road NE	30328
Building 400, Suite 1700	(Zip Code)
Atlanta, GA
(Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 391-8200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	VRTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2022, Veritiv Corporation (“Veritiv” or the “Company”) announced that Mark W. Hianik will retire as Senior Vice President, General Counsel and Corporate Secretary of the Company, effective June 1, 2022. Susan B. Salyer, who currently serves as the Company’s Senior Vice President and Chief Compliance and Sustainability Officer, will succeed Mr. Hianik as the Company’s General Counsel and Corporate Secretary, in addition to her current Chief Compliance and Sustainability Officer responsibilities, effective as of the same date. After retiring from his current role, Mr. Hianik will remain with Veritiv for a brief time in a special project capacity reporting to the CEO.

On March 15, 2022, the Company also announced that it is eliminating the Chief Accounting Officer role as the Company has fully integrated its legacy accounting systems and processes. As a result, Andrew E. Magley will no longer serve as Chief Accounting Officer.

Effective immediately, Lance Gebert will assume the principal accounting officer role in addition to his duties as the Company’s Corporate Controller. There are no family relationships between any director or executive officer and Mr. Gebert. Additionally, there are no transactions involving the Company and Mr. Gebert that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Gebert, 52, joined the Company in connection with the merger with Unisource Worldwide, Inc. (“Unisource”) in July 2014. He has served as the Company’s Corporate Controller since July 2019 and previously served as an Assistant Controller in charge of SEC reporting and other matters for the Company since March 2017. Mr. Gebert joined Unisource in September 2012. Prior to joining Unisource, Mr. Gebert served in various audit and finance roles with publicly held companies and major accounting firms.

Item 7.01	Regulation FD Disclosure.

On March 15, 2022, Veritiv issued the news release attached as Exhibit 99.1 announcing the promotion of Susan B. Salyer as Senior Vice President, General Counsel and Corporate Secretary of the Company.

The information included in Items 7.01 and 9.01 of this report and Exhibit 99.1 attached hereto is being furnished and will not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

The information included in Items 7.01 and 9.01 of this report and Exhibit 99.1 attached hereto will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are included with this report:

Exhibit No.	Exhibit Description
99.1	Press Release of Veritiv Corporation Issued March 15, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITIV CORPORATION

Date: March 15, 2022	/s/ Mark W. Hianik
Mark W. Hianik
Senior Vice President, General Counsel & Corporate Secretary